UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 23, 2005

XYBERNAUT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-15086 (Commission File Number)	54-1799851 (I.R.S. Employer Identification Number)

12701 FAIR LAKES CIRCLE, FAIRFAX, VIRGINIA, 22033
(Address of Principal Executive Offices) (Zip Code)

(703) 631-6925
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously disclosed in Xybernaut Corporation’s (the “Company”) Current Report on Form 8-K filed on June 7, 2005, the Company and certain of its current and former officers and directors have been named in several purported class action complaints. Pursuant to the Company’s Certificate of Incorporation and the General Corporation Law of the State of Delaware, the Company decided to advance the legal expenses described below to Bruce C. Hayden, Senior Vice President and Chief Financial Officer of the Company for his defense of these complaints. On June 23, 2005, the Company advanced $50,000 in legal fee expenses to Mr. Hayden pursuant to a letter agreement which provided for the repayment of certain of these expenses in certain circumstances. However, in order to comply with Delaware corporate law applicable to such advance, on June 24, 2005, Mr. Hayden entered into an amended and restated undertaking to repay the advanced expenses if it is ultimately determined that he is not entitled to be indemnified by the Company for such expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYBERNAUT CORPORATION
By:	/s/ Perry L. Nolen
Perry L. Nolen
President and Chief Executive Officer

Dated: June 29, 2005